EXHIBIT 10.65

CONFIDENTIAL TREATMENT REQUESTED CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION

FIRST AMENDMENT TO LETTER OF CREDIT FACILITY AGREEMENT
This First Amendment to Letter of Credit Facility Agreement (this “Amendment”), is entered into as of December 20, 2011 (the “Amendment Effective Date”), by and among SunPower Corporation, a Delaware corporation (the “Company”), SunPower Corporation, Systems, a Delaware corporation (the “Subsidiary Applicant” and, together with the Company, the “Credit Parties” and individually, each a “Credit Party”), Total S.A., a société anonyme organized under the laws of the Republic of France (the “Parent Guarantor”), Deutsche Bank AG New York Branch, as issuing bank and as administrative agent for the Banks (as defined below) (in such capacity, the “Administrative Agent”), and the Required Banks (as defined below).
BACKGROUND
A.    The Credit Parties and the Parent Guarantor entered into that certain Letter of Credit Facility Agreement, dated as of August 9, 2011 (as amended, modified, supplemented, extended or restated from time to time, the “Credit Agreement”), with the Administrative Agent and the several financial institutions from time to time a party thereto (the “Banks”). Each capitalized term used herein, that is not defined herein, shall have the meaning ascribed thereto in the Credit Agreement.
B.    The Credit Parties, Deutsche Bank AG New York Branch and Deutsche Bank Trust Company Americas entered into that certain Continuing Agreement for Standby Letters of Credit and Demand Guarantees, dated as of September 27, 2011, providing for the issuance of letters of credit or demand guarantees at the request of each Credit Party (each, a “CVSR LOC”).
C.    The Credit Parties have requested that the Administrative Agent, the Required Banks and the Parent Guarantor amend the Credit Agreement, (i) to increase to $725,000,000 the amount set forth in clause (a) of the definition of “Maximum LOC Amount” in Section 1.01 of the Credit Agreement, and (ii) to add the CVSR LOCs to the definition of “Permitted LOCs” for the period beginning on the Amendment Effective Date and ending on January 15, 2013.
D.    Although the Administrative Agent, the Parent Guarantor and those certain Banks defined as “Required Banks” under the Credit Agreement (the “Required Banks”) are under no obligation to do so, the Administrative Agent, the Parent Guarantor and the Required Banks are willing to amend the Credit Agreement in accordance with the terms, and subject to the conditions, set forth herein.
AGREEMENT
The parties to this Amendment, intending to be legally bound, hereby agree as follows pursuant to Section 8.01 of the Credit Agreement:
1.Incorporation of Recitals. Each of the above recitals is incorporated herein as true and correct and is relied upon by the Administrative Agent and each Required Bank in agreeing to the terms of this Amendment.

2.Amendments to Credit Agreement.

a.Definitions. The following definitions are hereby added, in alphabetical order, to Section 1.01 of the Credit Agreement:

“'Amendment Effective Date' shall have the meaning given thereto in the First Amendment.”

“'Continuing Agreement' means the Continuing Agreement for Standby Letters of Credit and Demand Guarantees dated September 27, 2011 among the Company, DB, Deutsche Bank Trust Company Americas and the other parties thereto from time to time, as the same may be amended, supplemented, or otherwise modified from time to time.”
“'CVSR LOC' means any letter of credit that relates to the California Valley Solar Ranch project of the Company issued prior to the Amendment Effective Date not otherwise included in subsections (a), (b), (c), (d) or (f) of the definition of 'Permitted LOCs'.”
“'First Amendment' means the First Amendment dated as of December 20, 2011 to this Agreement.”
b.Permitted LOCs. The definition of “Permitted LOCs” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“'Permitted LOCs' means LOCs that are classified as performance standby letters of credit by the Board of Governors of the Federal Reserve System or by the Office of the Comptroller of the Currency of the United States and constitute (a) performance guarantees (for a period of up to two (2) years after completion of the applicable project) and completion guarantees (until completion of the applicable project) of the Company or such Wholly-Owned Subsidiary with respect to engineering, procurement and construction services provided in connection with the Company's UPP and LComm businesses (including replacing Existing LOCs), (b) performance guarantees for engineered hardware packages not including engineering, procurement and construction services for UPP projects for a period of up to two (2) years after completion of the applicable project, (c) the Other Permitted Purposes for a period of up to two (2) years, (d) certain purchase, repayment and tax indemnity obligations of the Company or a Wholly-Owned Subsidiary existing as of the Closing Date supported by no more than three (3) LOCs (of which two (2) LOCs in an aggregate face amount of €10,675,609 relate to the Montalto Project and one (1) LOC in a face amount of $40,000,000 relates to the NorSun Supply Agreement) (which Existing LOCs will be replaced by LOCs issued under this Agreement), (e) for the period beginning on the Amendment Effective Date and ending on January 15, 2013, CVSR LOCs in an aggregate face amount outstanding at any time not to exceed $***, and (f) the Existing LOCs; provided, that, notwithstanding anything to the contrary in this definition but subject to the other terms and conditions of this Agreement, the Company will be permitted to have LOCs outstanding at any one time until the Termination Date for the purposes described in clauses (a) and (b) above with an expiry of between two (2) and three (3) years from the date of issuance thereof and for an aggregate initial face amount of up to fifteen per cent (15%) of the then-applicable Maximum LOC.”
c.Maximum LOC Amount. Clauses (a) and (b) of the definition of “Maximum LOC Amount” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(a) for the period from the Closing Date through December 31, 2012, $725,000,000; (b) [removed and reserved];”
*** CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

d.A new Section 2.21 is hereby added to the Credit Agreement to read as follows:

“2.21    CVSR LOCs. Subject to the terms and conditions of this Agreement and the other Loan Documents, an Applicant may, from time to time during the period beginning on the Amendment Effective Date and ending on January 15, 2013, request that one or more CVSR LOCs issued by DB at the request of such Applicant pursuant to the Continuing Agreement be deemed to be LOCs issued under this Agreement. An Applicant shall make such a request by providing to the Administrative Agent three (3) Business Days' prior written notice and including with such notice a copy of the applicable CVSR LOC(s). Each such request shall be deemed to be a representation and warranty by the applicable Applicant that both on the date of such request and on the date that the applicable CVSR LOC(s) are deemed issued under this Agreement the statements set forth in Section 3.02 are true and correct and that the applicable CVSR LOC remains undrawn or to the extent it has been drawn, such drawn amount has been reimbursed to DB pursuant to the Continuing Agreement. The parties hereto agree that, so long as the terms and conditions specified herein and in the other Loan Documents are satisfied, each CVSR LOC specified in such request shall be deemed issued under this Agreement on the date that is three (3) Business Days after the date that the Administrative Agent receives the notice referred to above and DB in its capacity as Issuing Bank under the Continuing Agreement hereby agrees that on the effective date of such deemed issuance, such CVSR LOC shall be deemed to have been terminated under the Continuing Agreement and shall no longer be subject to the terms and conditions of the Continuing Agreement.”
3.Confirmation of Guaranty. The Parent Guarantor ratifies and reaffirms its obligations under the Parent Guaranty and each and every term, condition, and provision of the Parent Guaranty. The Parent Guarantor further represents and warrants that it has no defenses or claims against the Administrative Agent or any Bank that would or might affect the enforceability of the Parent Guaranty and that the Parent Guaranty remains in full force and effect.

4.Ratification and Confirmation of Loan Documents. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not alter, modify, amend, or in any way affect any of the terms, conditions, obligations, covenants, or agreements contained in the Credit Agreement or any other Loan Document, and shall not operate as a waiver of any right, power, or remedy of the Administrative Agent or any Bank under the Credit Agreement or any other Loan Document. Except as expressly set forth herein, the Credit Agreement and all other instruments, documents and agreements entered into in connection with the Credit Agreement and each other Loan Document shall be and remain in full force and effect in accordance with their respective terms and hereby are ratified and confirmed by each Credit Party in all respects.

5.Representations and Warranties. The Parent Guarantor and each Credit Party hereby represents and warrants that:

a.the representations and warranties contained in each Loan Document to which the Parent Guarantor or such Credit Party is a party are true and correct in all material respects on and as of the date hereof;

b.no Block Notice is in effect; and

c.no Event of Default, or event or condition that would constitute an Event of Default described in Section 6.01(a), Section 6.01(f), or Section 6.01(g) of the Credit Agreement but for the requirement that notice be given or time elapse or both, has occurred and is continuing or would result immediately after giving effect to this Amendment and the transactions contemplated hereby.

6.Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or e-mail (in a pdf or similar file) shall be as effective as delivery of an original executed counterpart of this Amendment.

7.Effect on Loan Documents. From and after the Amendment Effective Date, all references in any Loan Document to the Credit Agreement or any other Loan Document shall be deemed to be references to the Credit Agreement or such other Loan Document as amended by this Amendment and as the same may be further amended, supplemented or otherwise modified from time to time. This Amendment shall constitute a Loan Document for all purposes under the Credit Agreement and the other Loan Documents.

8.Governing Law. This Amendment shall be construed in accordance with and governed by the law of the State of New York.

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IN WITNESS WHEREOF, the Company, the Subsidiary Applicant, the Parent Guarantor, the Administrative Agent and the Required Banks have caused this Amendment to be executed as of the date first written above.

The “Company” SUNPOWER CORPORATION By: /s/ Dennis V. Arriola Name: Dennis V. Arriola Title: EVP & CFO
The “Subsidiary Applicant” SUNPOWER CORPORATION, SYSTEMS By: /s/ Dennis V. Arriola Name: Dennis V. Arriola Title: SVP & CFO
The “Parent Guarantor” TOTAL, S.A. By: /s/ Patrick de la Chevardière Name: Patrick de la Chevardière Title: Chief Financial Officer

[Signature Page to Amendment to Letter of Credit Facility Agreement]

The “Administrative Agent”, the “Issuing Bank”, and a “Bank”

DEUTSCHE BANK AG NEW YORK BRANCH, individually, as Administrative Agent, and as Issuing Bank

By: /s/ Andreas Neumeier
Name: Andreas Neumeier
Title: Managing Director

By: /s/ Yvonne Tilden
Name: Yvonne Tilden
Title: Director

[Signature Page to Amendment to Letter of Credit Facility Agreement]

BANCO SANTANDER, S.A., NEW YORK BRANCH, as a Bank By: /s/Jorge Saavedra Name: Jorge Saavedra Title: Executive Director By: /s/ Sen Louie Name: Sen Louie Title: Vice President

Signature Page to Amendment to Letter of Credit Facility Agreement]

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as a Bank By: /s/ Dianne Scott Name: Dianne Scott Title: Managing Director By: /s/ Laure Duvernay Name: Laure Duvernay Title: Vice President

[Signature Page to Amendment to Letter of Credit Facility Agreement]

HSBC BANK USA, NATIONAL ASSOCIATION, as a Bank By: /s/ Christopher Samms Name: Christopher Samms Title: Senior Vice President, #9426

[Signature Page to Amendment to Letter of Credit Facility Agreement]

LLOYDS TSB BANK PLC, as a Bank

By: /s/Julie R. Franklin
Name: Julie R. Franklin
Title: Vice President
F014

By: /s/ Candi Obrentz
Name: Candi Obrentz
Title: Vice President
             Financial Institutions, North America
                                O013

[Signature Page to Amendment to Letter of Credit Facility Agreement]

THE BANK OF TOKYO - MITSUBISHI UFJ, LTD., PARIS BRANCH, as a Bank By: /s/ Alain Guy Menoncin Name: Alain Guy Menoncin Title: Deputy General Manager

[Signature Page to Amendment to Letter of Credit Facility Agreement]

UNICREDIT BANK AG, as a Bank By: /s/ Rudi Stuetzle Name: Rudi Stuetzle Title: Director By: /s/ Patricia Mendoza Name: Patricia Mendoza Title: Director

[Signature Page to Amendment to Letter of Credit Facility Agreement]